SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)             October 26, 2001
                                                          ----------------------



                              U.S. AGGREGATES, INC.
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             (Exact Name of Registrant as Specified in Its Charter)



     Delaware                        000-15217                 57-0990958
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(State or Other Jurisdiction   (Commission File Number)    (I.R.S. Employer
     of Incorporation)                                    Identification No.)



        147 WEST ELECTION ROAD, SUITE 110, DRAPER, UT                84020
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          (Address of Principal Executive Offices)                 (Zip Code)



                                 (801) 984-2600
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              (Registrant's Telephone Number, Including Area Code)




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          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS.

     On October 26, 2001, U.S. Aggregates, Inc. (the "Company") issued a press release announcing that the New York Stock Exchange ("NYSE") had notified the Company that it has fallen below the NYSE continued listing standards for failing to maintain over a consecutive 30 trading-day period (i) a total average market capitalization of not less than $15 million and (ii) an average closing price of its common stock of at least $1.00 per share. The Company has submitted a business plan for achieving compliance with the NYSE continued listing standards. The NYSE has 45 days to review the Company's business plan and present it to the NYSE Listings and Compliance Committee. If the Company is unable to meet the continued listing standards within such timeline, the NYSE will commence suspension and delisting procedures. A copy of this press release is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.


ITEM 7.  EXHIBITS.

Exhibit 99.1 Press Release dated October 26, 2001, entitled "U.S. Aggregates, Inc. in Discussions with NYSE Regarding Continued Listing Standards."





                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.


                              U.S. AGGREGATES, INC.


                              By:  /s/ Stanford Springel
                                   ---------------------------------------------
                                   Stanford Springel,
                                   Chief Executive Officer